                                                                 Exhibit (d)(29)



                                  [Translation]




                               TENDER OFFER REPORT





















                                N.A.J. CO., LTD.

                               TENDER OFFER REPORT


To:  The Director of the Kanto Local Finance Bureau

                                          Date of Submission:  December 20, 1999

                  Reporter:
                  Name                      :        N.A.J. Co., Ltd.
                                                     Gary K. Sumihiro
                                                     Representative Director

                  Address                   :        7-1, Udagawacho, Shibuya-ku, Tokyo

                  Nearby Place of Contact   :        Same as above

                  Telephone                 :        03-5428-7000 (main number)

                  Contact Person            :        Yoshizo Matsushita
                                                     Director


                  Attorney-in-Fact:
                  Name                      :        None

                  Address                   :        None


                  Nearby Place of Contact   :        None

                  Telephone                 :        None

                  Contact Person            :        None


                    Place Where Copies of Tender Offer Report
                    Are made Available for Public Inspection
   --------------------------------------------------------------------------

                           N.A.J. Co., Ltd.
                           7-1, Udagawacho, Shibuya-ku, Tokyo

                           Japan Securities Dealers Association
                           Nihonbashi Kabutocho 7-2, Chuo-ku, Tokyo

                           (Number of pages including cover page _____)

                                TABLE OF CONTENTS


1.    Contents of Tender Offer .................................1

2.    Results of Tender Offer ..................................1

1.       Contents of Tender Offer

(1)      Name of Target Company:
         Amway Japan Limited

(2)      Type of Shares and Other Securities Subject to Tender Offer:
         Shares of common stock with no par value

(3)      Tender Offer Period:
         From November 18, 1999 to December 17, 1999 (30 days)

2.       Results of Tender Offer

(1)      Success or Failure of Tender Offer:
         This tender offer was not subject to the condition set forth in Article 27-13, paragraph 4, item 1 of the Securities and Exchange Law of Japan, and accordingly, all the tendered shares will be purchased.

(2) Date of Public Notice and Name of Newspapers Carrying Public Notice of Results of Tender Offer: The results of this tender offer were publicly announced on December 18 and 20, 1999 in the manner prescribed by
         Article 20 of the Ministerial Ordinance Concerning Disclosure Relating to Tender Offer of Shares or Other Securities by Any Person Other Than the Issuing Company.

(3)      Number of Shares and Other Securities Purchased:

----------------------------------------------------------------------------------------------------------------------
Type of Securities                                                Number as Expressed with Reference to Shares
                                                             ---------------------------------------------------------
                                                                Number Proposed to              Number Purchased
                                                                  Be Purchased
----------------------------------------------------------------------------------------------------------------------
Shares                                                           26,317,000 shares              26,317,000 shares
----------------------------------------------------------------------------------------------------------------------
Instruments Evidencing Stock Subscription Rights                          -                              -
----------------------------------------------------------------------------------------------------------------------
Securities Representing Stock Subscription Rights                         -                              -
----------------------------------------------------------------------------------------------------------------------
Convertible Bonds                                                         -                              -
----------------------------------------------------------------------------------------------------------------------
Bonds with Warrants                                                       -                              -
----------------------------------------------------------------------------------------------------------------------
Depositary Receipts                                                       -                              -
----------------------------------------------------------------------------------------------------------------------
Total                                                            26,317,000 shares              26,317,000 shares
----------------------------------------------------------------------------------------------------------------------
Total of Securities Other Than Shares                                                                    -
----------------------------------------------------------------------------------------------------------------------

(4)      Shareholding Ratio After Purchase:

Number of Shares Owned as of Date of Filing of this Report:

----------------------------------------------------------------------------------------------------------------------
Number Owned by Bidder (of Which
Number of Securities Other Than                 26,317,000 shares (a)                         (- shares (b))
Shares)
----------------------------------------------------------------------------------------------------------------------
Number Owned by Special Related
Parties (of Which Number of Securities         109,620,189 shares (c)                     (7,167 shares (d))
Other Than Shares)
----------------------------------------------------------------------------------------------------------------------

Total Number of Outstanding Shares of Target Company (as of December 20, 1999)

----------------------------------------------------------------------------------------------------------------------
Total Number of Outstanding Shares                                            144,025,800 shares (e)
----------------------------------------------------------------------------------------------------------------------
Number of Non-Voting Shares                                                             - shares (f)
----------------------------------------------------------------------------------------------------------------------
Number of Treasury Shares and Shares Subject to Certain
Reciprocal Holding, as to Which Voting Power May Not Be                               249 shares (g)
Exercised
----------------------------------------------------------------------------------------------------------------------
Total Number of Outstanding Shares Based on which                             144,025,551 shares (h)
Calculation shall Be Made:  (e) - (f) - (g)
----------------------------------------------------------------------------------------------------------------------
Shareholding Ratio After Tender Offer:
----------------------------------------------------------------------------------------------------------------------
Numerator:  (a) + (c)                                                         135,937,189 shares (i)
----------------------------------------------------------------------------------------------------------------------
Denominator:  (b) + (d) + (h)                                                 144,032,718 shares (j)
----------------------------------------------------------------------------------------------------------------------
Shareholding Ratio:  (i) / (j) x 100                                                          94.38%
----------------------------------------------------------------------------------------------------------------------

 (Note) Fractions of the third decimal place are rounded.

(5)      Calculation in Case of Purchase by Proportional Distribution Method:

         Not applicable.